Exhibit 10.8

NOTE – PAYCHECK PROTECTION PROGRAM
SBA Loan #	9552337706
SBA Loan Name	Charles & Colvard, Ltd.
Date	6/15/2020 I 5:44 PM EDT
Loan Amount	$965,000.00
Interest Rate	One (1%) Percent
Borrower	Charles & Colvard, Ltd.
Lender	Newtek Small Business Finance, LLC

1. PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of Nine Hundred Sixty Five Thousand and 00/100 Dollars ($965,000.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:
"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this loan signed by Borrower.
"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:
Initial Deferment Period: No payments are due on this loan for ten (10) months from the date of first disbursement of this loan or sooner as required under the provisions of the Coronavirus Aid, Relief, and Economic Security Act, H. R. 748, and the Paycheck Protection Program Flexibility Act of 2020, H. R. 7010 ("PPPFA", and jointly with the Coronavirus Aid, Relief, and Economic Security Act, the "CARES Act"). Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower from the date of first disbursement of this loan:

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the CARES Act.

Maturity: This Note will mature two (2) years from date of first disbursement of this loan and may be extended under the provisions of the CARES Act.

Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

Borrower must pay principal and interest payments in the amount of $40,628.51 each and every month beginning TEN MONTHS from the month this Note is dated; payments must be made on the first calendar day in the months they are due. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

The undersigned agrees, upon request of the Lender, to promptly (not later than 7 days after Lender’s request) and fully cooperate in the correction, if necessary in the reasonable discretion of the Lender, of any and all loan closing documents so that all documents accurately describe the loan between the Borrower(s) and the Lender. The correction may be deemed necessary to enable Lender to sell, convey, seek a guaranty or obtain insurance for, or market said loan to any purchaser, including but not limited to any investor or institution.

4. DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: Fails to do anything required by this Note and other Loan Documents;
Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA; Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, Lender may:
Require immediate payment of all amounts owing under this Note; Collect all amounts owing from any Borrower;
File suit and obtain judgment.

6. LENDER'S GENERAL POWERS: Without notice and without Borrower's consent, Lender may:

Incur expenses, including reasonable attorney’s fees, to collect amounts due under this Note and otherwise enforce the terms of this Note or any other Loan Document. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance.

WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

7. SUCCESSORS AND ASSIGNS: Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

8. GENERAL PROVISIONS:

Borrower must sign all documents necessary at any time to comply with the Loan Documents.
Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note. If any part of this Note is unenforceable, all other parts remain in effect.
To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee.

BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower and certifies that during the period beginning on February 15, 2020 and ending on December 31, 2020, the Borrower has not, and will not, receive another loan under the Paycheck Protection Program.

BORROWER: Charles & Colvard, Ltd.

By:

Clint James Pete	aka Clint J. Pete, Chief Financial officer